Calculation of Filing Fee Tables
S-8
Zevia PBC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock, par value $0.001 per share	457(a)	11,000,000	$ 1.26	$ 13,860,000.00	0.0001381	$ 1,914.07
Total Offering Amounts:						$ 13,860,000.00		$ 1,914.07
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,914.07
Offering Note
[1]	This Registration Statement on Form S-8 covers (i) 9,167,657 shares of Class A common stock, par value $0.001 per share (the "Common Stock"), of Zevia PBC (the "Registrant") that may be issued pursuant to the Zevia PBC 2021 Equity Incentive Plan (the "Plan") as a result from the automatic increases in the number of shares reserved for issuance thereunder and 1,832,343 shares of Common Stock that may again become available for delivery with respect to awards under the Plan pursuant to the share counting, share recycling and other terms and conditions of the Plan and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), any additional shares of Common Stock that may be issued pursuant to the Plan as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding shares are converted or exchanged. The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on March 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources